EVERY MEMBER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Member Meeting 1 Corporate Way Lansing, MI on August 31, 2015

Please detach at perforation before mailing.

PROXY	JNL/MELLON CAPITAL DOWSM 10 FUND OF THE JNL VARIABLE FUND LLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS MEETING OF MEMBERS – AUGUST 31, 2015	PROXY

The undersigned member hereby appoints Susan S. Rhee and Kelly L. Crosser as proxies of the undersigned, with full power of substitution to each, and hereby authorizes each of them to represent the undersigned and to vote at the Meeting of Members of the JNL/Mellon Capital DowSM 10 Fund of the JNL Variable Fund LLC (the “Fund”) to be held at 1 Corporate Way, Lansing, Michigan, on Monday, August 31, 2015 at 11:00 a.m. (Eastern time) (the “Meeting”) and at any and all adjournments thereof, all shares of the Fund which the undersigned would be entitled to vote if personally present, in accordance with the following instructions. The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Meeting. This proxy may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Fund, c/o Proxy Tabulator, P.O. Box 18011, Hauppauge, NY 11788-8811, or by voting at the Meeting.

This proxy also grants discretionary power to vote upon such other business as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing in a representative capacity, please give title.

Signature and Title, if applicable

Signature (if held jointly)

Date	JAC_26817_061915-DW10

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND MARK IT ON THE REVERSE SIDE

EVERY MEMBER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Meeting of Members of the JNL/Mellon Capital DowSM 10 Fund of the
JNL Variable Fund LLC To Be Held on August 31, 2015

The Proxy Statement for the Meeting and the accompanying Notice of Meeting of Members and the form of proxy card are available at https://www.proxy-direct.com/jac-26817

Please detach at perforation before mailing.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:	■

THE BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” THE CHANGE IN INVESTEMENT STRATEGY.

		FOR	AGAINST	ABSTAIN
1.	To approve a change to the investment strategy of the JNL/Mellon Capital DowSM 10 Fund.	[ ]	[ ]	[ ]

EVERY VOTE IS IMPORTANT!  PLEASE VOTE USING ONE OF THE AVAILABLE OPTIONS!
JAC_26817_061915-DW10